Exhibit 99.1

Prime Number Acquisition I Corp. Announces Further Revised Contribution to Trust Account in Connection with Proposed Charter Amendment

New York, NY– May 10, 2023 – Prime Number Acquisition I Corp. (NASDAQ: PNACU) (the “Company”), a blank check company incorporated as a Delaware corporation, today announced it will revise the amount of contribution to the Company’s trust account (the “Trust Account”) in connection with the proposed charter amendment.

The Company previously announced that a special stockholder meeting (the “special meeting”) will be held at 9:00 a.m., Eastern Time on May 15, 2023 for the purpose of considering and voting on, among other proposals, a proposal to amend the Company’s current charter to allow the Company until May 17, 2023 to complete a business combination and may elect to extend up to six times, each by one-month by the deposit of $0.045 per remaining public share into the Trust Account, for a total up to six months, until November 17, 2023. The Company announced today that for each one-month extension, the lesser of (i) $125,000 for all remaining public shares or (ii) $0.045 per remaining public shares would be deposited to the Trust Account, as compared to the previously announced $0.045 per remaining public share for each one-month Extension.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Prime Number Acquisition I Corp.

Prime Number Acquisition I Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with one or more businesses or entities, provided that it will not undertake its initial business combination with any entity being based in or having the majority of the company’s operations in China (including Hong Kong and Macau). None of its founders or the Company is affiliated with Prime Number Capital LLC, an underwriter for the Company’s initial public offering (the “IPO”).

Forward-Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the "Risk Factors" section of the Company’s Annual Report on Form 10-K filed on April 3, 2023. Such forward-looking statements include the successful consummation of the Company's initial public offering or exercise of the underwriters' over-allotment option. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

On April 24, 2022, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the special meeting. The Company will amend and supplement the definitive proxy statement to provide information about the revision of the proposed charter amendment. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitor.

Contact Information:

Prime Number Capital, LLC

Ms. Xiaoyan Jiang, Chairwoman

Email：xj@pncps.com

Phone: 516-582-9666